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                                                                    EXHIBIT 23.8

                 [LOGO OF BRICKER & MELTON, P.A. APPEARS HERE]

                         CERTIFIED PUBLIC ACCOUNTANTS

                            3700 CRESTWOOD PARKWAY
                                   SUITE 590
                             DULUTH, GEORGIA 30136
                                (770) 717-1175



              Consent of Independent Certified Public Accountant

We consent to the incorporation in the Registration Statement on Form S-4 of our report dated January 16, 1998, which appears in the annual report on Form 10-K of Premier Bancshares, Inc. and Subsidiaries for the year ended December 31, 1998, quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1999, and June 30, 1999, current report on Form 8-K dated April 6, 1999,
April 20, 1999, May 27, 1999, and August 3, 1999, and Registration Statements on Form 8-A/A dated May 27, 1999, (for Common Stock); dated May 27, 1999, (for Preferred Securities of Premier Capital Trust I), Registration Statement on
Form S-4 dated July 16, 1999, Registration Statement on Form S-8 dated
July 27, 1999, and Registration Statement on Form S-4 dated September 3, 1999, and Post-Effective Amendment No. 1 to Form S-4 Registration Statement dated September 22, 1999.


                                      Bricker & Melton, P.A.



Duluth, Georgia
September 22, 1999


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